EXHIBIT 99.1

Latham Group, Inc. Announces Chief Financial Officer Succession Plan

Mark Borseth to retire in December 2022

Robert Masson to be named Chief Financial Officer

LATHAM, N.Y., June 14, 2022 (GLOBE NEWSWIRE) – Latham Group, Inc. (“Latham” or “the Company”) (Nasdaq: SWIM), the largest, manufacturer and marketer of in-ground residential swimming pools in North America, Australia and New Zealand, today announced Mark Borseth’s plans to retire from his position as Chief Financial Officer of the Company. Robert Masson, an accomplished finance executive with nearly 20 years of experience in aerospace and defense and the industrial sectors, has been named Latham’s next Chief Financial Officer and will assume the responsibilities on July 11, 2022. Masson will report to Scott Rajeski, Latham President and Chief Executive Officer. Borseth will remain with Latham as a strategic advisor to the Company through December 31, 2022, to ensure a seamless transition.

"We are extremely pleased to welcome Rob Masson as Latham’s next Chief Financial Officer,” said Scott Rajeski, President and Chief Executive Officer. “Rob has a deep understanding of the industrial manufacturing industry and proven track record of managing and developing high-performing teams to deliver results and achieve strategic and financial objectives, making him an excellent fit for Latham during the next phase of our growth.”

Mr. Rajeski continued, “Mark played an integral role in leading our company through our initial public offering last year, supporting our strategic planning and M&A activities and strengthening our organization by assembling a talented team of finance and accounting professionals. We are grateful to have benefited from Mark’s leadership and expertise during a transformative moment in our company’s history.”

“It has been an honor to serve as CFO of Latham and work alongside Scott and the rest of the talented leadership team,” said Mark Borseth. “I am proud of what we have built together, and believe the Company is well-positioned to continue to capitalize on the attractive dynamics of the pool industry and drive continued growth. Rob is an excellent choice for the role of CFO, and I look forward to working closely with him and the team from an advisory capacity to ensure a seamless transition.”

Masson joins Latham from Hypertherm, Inc., a U.S. based manufacturer of cutting systems and software. He currently serves as Executive Vice President and Chief Financial Officer. In this role, Masson oversees Hypertherm’s global financial, information technology and legal operations. Prior to Hypertherm, Masson was Vice President, Finance at Flowserve, where he led the company’s operational finance, accounting and corporate financial planning and analysis teams. From 2003 to 2016, Masson served in various finance leadership roles at Raytheon, including CFO roles for several of Raytheon’s business units. He started his career as a Lieutenant and Naval Aviator for the United States. Masson holds a Bachelor of Science degree in Economics from the United States Naval Academy and a Master of Business Administration from Harvard Business School.

About Latham Group, Inc.
Latham Group, Inc., headquartered in Latham, NY, is the largest designer, manufacturer and marketer of in-ground residential swimming pools in North America, Australia and New Zealand. Latham has a coast-to-coast operations platform consisting of over 2,000 employees across over 30 facilities.

Forward-looking Statements

Some of the statements contained in this press release and any related discussion are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are generally identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "will," "would" and, in each case, their negative or other various or comparable terminology. These forward-looking statements reflect our views with respect to future events as of the date of this release and are based on our management’s current expectations, estimates, forecasts, projections, assumptions, beliefs and information. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document. It is not possible to predict or identify all such risks. These risks include, but are not limited to: secular shifts in consumer demand for swimming pools and spending on outdoor living spaces; slow pace of material conversion from concrete pools to fiberglass pools in the pool industry; general economic conditions and uncertainties affecting markets in which we operate and economic volatility that could adversely impact the Company’s business, including the COVID-19 pandemic; the impact of the war between the Russian Federation and Ukraine, including the impact of sanctions imposed by Western governments; changes in access to consumer credit or increases in interest rates impacting consumers’ ability to finance their purchases of pools; the impact of weather on the Company’s business; the Company’s ability to attract new customers and retain existing customers; the Company’s ability to sustain further growth and to manage it effectively; the ability of the Company’s suppliers to continue to deliver the quantity or quality of materials sufficient to meet the Company’s needs to manufacture the Company’s products and other risks, uncertainties and factors described under the section titled “Risk Factors” in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings made with the U.S. Securities and Exchange Commission (the “SEC”) by the Company, as well as other filings that the Company will make, or has made, with the SEC. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in other filings. We expressly disclaim any obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Contact:
Nicole Briguet & Lauren Grama
Edelman for Latham
latham@edelman.com

Media Contact:
Jeff Anzulewicz
jeffanzulewicz@lathampool.com